Exhibit 99.1

AEGIS and STARTEK Conclude Transaction to Create Global Leader in Customer Experience Management

–	Combined pro forma revenues exceeding US$700 million

–	An affiliate of Capital Square Partners owns approximately 55% and STARTEK shareholders existing prior to the consummation of the transaction own approximately 45% of the combined business

–	Lance Rosenzweig appointed as the Global CEO of the combined business, which has a presence across 66 business process outsourcing locations, 13 countries and 6 continents

Singapore, SINGAPORE & Greenwood Village, CO, USA - July 20, 2018 - Aegis, a portfolio company of Capital Square Partners (CSP), and StarTek, Inc. (NYSE: SRT) (STARTEK), both leading providers of outsourcing and technology services, have announced today that they have completed a business combination transaction between the companies to create a leader in customer experience management. Aegis and STARTEK had previously announced that they had entered into a definitive agreement on March 14, 2018 relating to a strategic transaction to create a combined business of meaningful scale with combined pro forma 2017 revenues exceeding US$700 million.

With the consummation of this transaction, an affiliate of CSP now owns approximately 55% and STARTEK shareholders existing prior to the consummation of the transaction own approximately 45% of the combined business.

Aparup Sengupta, Chairman of the Board of Directors of the combined business said, “This transaction is expected to be value accretive for the new company with access to world’s most rapidly growing markets, multi-lingual offerings, strong footprint and the institution of operational excellence capabilities and industry best practices. This integration will largely benefit our customers with enhanced capabilities, strong leadership, economies of scale and product innovation.”

The combined business will remain publicly listed on the NYSE under the name “StarTek, Inc.” and the ticker symbol “SRT,” and the headquarters will remain outside of Denver, CO. The combined business has over 50,000 employees and a significant presence across 66 business process outsourcing (BPO) locations in 13 countries and 6 continents.

STARTEK has also announced the addition of Lance Rosenzweig as the Global CEO of the combined business. This development is aimed at strengthening leadership culture to significantly diversify revenue base, driving innovation and expand into new growth markets, while enhancing margin and profitability.

Lance Rosenzweig, Global CEO, of the combined business said, “Our employees have been the core of our success and with this alignment, we are excited to integrate talent, experience, products and services in order to be able to transition into a global leader in the BPM space. We will continue to drive technology innovation and provide world-class support and value to our clients globally.”

In connection with Mr. Rosenzweig’s appointment, the Company has entered into an employment agreement with Mr. Rosenzweig, which provides for the grant of an inducement equity award to Mr. Rosenzweig outside of the StarTek, Inc. 2008 Equity Incentive Plan, in accordance with NYSE Rule 303A.08. The agreement and grant have been approved by the Compensation Committee of the Company's Board of Directors, and the grant is an inducement material to Mr. Rosenzweig agreeing to enter into employment with the Company.

The inducement grant to Mr. Rosenzweig will consist of options to purchase 584,000 shares of the Company's common stock, with the options to have a ten-year term and an exercise price equal to the fair market value of a share on the date of grant. The options will be scheduled to vest in equal quarterly installments over three years following Mr. Rosenzweig’s start date, subject to his continued employment with the Company on the applicable vesting dates.

Shearman & Sterling LLP acted as legal counsel for Aegis. William Blair & Company, LLC acted as STARTEK’s financial advisor, and Jenner & Block LLP acted as STARTEK’s legal counsel.

About STARTEK

STARTEK strives to be the most trusted BPO service provider delivering comprehensive contact center and customer engagement solutions. Our employees, whom we call Brand Warriors, are enabled and empowered to promote and protect our clients’ brands. For over 30 years, these Brand Warriors have been committed to making a positive impact for our clients’ business results, enhancing the customer experience while reducing costs for our clients. With the latest technology in the BPO industry and our STARTEK Advantage System, our Brand Warriors instill customer loyalty through a variety of multi-channel customer interactions, including voice, chat, email and IVR. Our service offerings include sales support, order processing, customer care and receivables management and customer analytics. For more information, please visit www.STARTEK.com.

About Aegis

Aegis is a leading outsourcing business solutions partner to global corporations in the telecom, technology, media, banking financial services and insurance, travel and logistics, retail and e-commerce and public sectors. 40,000+ Aegis experts across 44 centers worldwide deliver customer lifecycle management, technology services, back office services and social media analytics to power superior business results for clients. Visit www.aegisglobal.com to learn more about solutions for global enterprises and their customers.

About Capital Square Partners

Capital Square Partners is a private equity fund manager based in Singapore, and regulated by the Monetary Authority of Singapore (MAS). It primarily invests in buyouts and control investments across multi-geography cross border businesses, with deep sector expertise and focus on technology, media and telecommunications, business services, healthcare, and consumer sectors. It has made a number of investments in the technology services and BPO sectors, and has extensive operational expertise in these areas. Additional information on CSP can be found at http://www.capitalsquarepartners.com.

Cautionary Note on Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements made by or on behalf of STARTEK. Such forward-looking statements can be identified in this document by the words “anticipate,” “believe,” “can,” “continue”, “could,” “estimate,” “evaluate,” “expect,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “probably,” “project,” “possible,” “potential,” “should,” “view,” or will,” or the negative thereof or other variations thereon or comparable terminology. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business inside and outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility.

You are cautioned to not place undue reliance on STARTEK’s forward- looking statements. These forward-looking statements are, and will be, based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable as of the dates of such statements. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in the forward-looking statements are set forth in Item 1A (Risk Factors) in the most recent filings of STARTEK’s Quarterly Report on Form 10-Q and the Annual Report on Form 10-K filed with the Securities and Exchange Commission and in other reports filed by STARTEK pursuant to the Securities Exchange Act. STARTEK does not assume any duty to update or revise forward- looking statements, whether as a result of new information, future events or otherwise, as of any future date.